THIS Lease Agreement (Lease) is made this 23 day of August 2000, between HEAVER PROPERTIES, LLC, 1301 York Road, Lutherville, Maryland 21093, hereinafter called the “Landlord,” and EarthShell CORPORATION, hereinafter called the “Tenant”.

WITNESSETH:

1) PREMISES
That the said Landlord, for and in consideration of the payment of the rentals and performance of the covenants and agreements hereinafter mentioned, demises and leases unto the said Tenant, and the latter does let from the former, the following described office, known as Suite 200, in the office building known as Heaver Plaza, hereinafter referred to as the Building, located at 1301 York Road, Baltimore County, Maryland, consisting of 3,353 rentable square feet, as shown outlined in red on Exhibit “A”, attached hereto, and made a part hereof. Said office shall be referred to in this Lease as the Premises. In addition to the Premises, Tenant shall have the right of non-exclusive use, in common with others, of driveways, access roads, footways, and loading facilities; all to be subject to the terms and conditions of this Lease and to the rules and regulations for use thereof as prescribed by Landlord.

2) TERM
The term of this Lease shall commence on September 15, 2000, and shall terminate on September 30, 2003, for a period of three years and one half month.

) RENT
Tenant covenants and agrees to pay to the Landlord a base rental for the Premises, at the rate of Sixty-five Thousand Three Hundred Eighty-eight Dollars and Ninety-six Cents ($65,388.96) per annum, payable in twelve (12) equal monthly installments of $5,449.08 each, in advance, on or before the first day of each full calendar month during the term; the first payment shall be due and payable upon the signing of the Lease. All rentals payable by Tenant to Landlord under this Lease shall be paid to Landlord at the office of Landlord herein designated by it for notices (See Article 27). Tenant will promptly pay all rentals herein prescribed when and, as the same shall become due and payable. If the term of the Lease does not begin on the first day or end on the first day of a month, the Base Rent for that partial month shall be prorated by multiplying the monthly Base Rent by a fraction, the numerator of which is the number of days of the partial month included in the term and the denominator of which is the total number of days in the full calendar month.

4) ESCALATION CLAUSE
At the commencement of the second year of this term and on the anniversary date of each year thereafter that this Lease is in effect, the base rent to be paid to Landlord by Tenant shall be derived by adding 3% of the preceding year’s rent to the preceding year’s rent, the total of which shall then be payable in the same manner as the base rent in Article 3 hereof. Base rent throughout the balance of the lease term shall be as follows

        October 1, 2001        $67,350.63/annual         $5,612.55/monthly
        October 1, 2002        $69,371.15/annual         $5,780.93/monthly

5) REAL ESTATE TAXES AND CHARGES
The Building, situated on 5.909 acres of land, contains a total of 100,000 square feet of leasable area, of which 2,994 usable square feet constitutes the Premises. The real estate taxes and Metropolitan District charges levied against the Premises including, but not limited to, those charged by Baltimore County and the State of Maryland or any form of tax which replaces these charges in the future, are based upon the assessment on the improvements and land by the Department of Assessments and Taxation of Baltimore County or the State of Maryland or any other agency authorized to assess commercial real estate in this area. Tenant shall pay 2.99 percent of any increase in said taxes and charges over the Base Tax (as defined below), whether such increase is due to a change in the tax rate or a change in the assessment of the said any increase in real estate tax assessments caused by specific improvements made solely to the Premises. Tenant agrees to promptly pay said percent of said increased taxes and charges, but not any penalties, late interest, or late charges, upon submission of a true and correct photocopy of the tax bill by Landlord. For purposes of this Lease, base tax means $122,912.77 for the fiscal year July 1, 2000 to June 30, 2001. Tenant shall not be responsible for any increase in the taxes or charges that were caused by any additional building on the site.

6) UTILITY SURCHARGE
In the event that charges to the Building for utilities (gas, electric & water) shall increase by more than 15% cumulatively per year, Tenant shall be responsible for 2.99% of any overage beyond said 15% which shall be considered “additional rent” and Tenant hereby agrees to promptly pay any such surcharge upon being invoiced by Landlord with a reasonably detailed statement therefore.

 Example:     Utility charges 2000        $145,050
                                            x 15%
                                          $166,813

              Assume charges 2001 =        168,000
              Overage =                   $  1,187

              Tenant surcharge = $1,187 2.99% = $35.49
              Tenant charge for 2001 = $35.49

For purposes of this Lease, base year shall mean calendar year 2000. If another tenant or tenants in the Building consume excessive amounts of utilities, Landlord shall charge the tenants directly for such excessive use and subtract all payments towards utilities from the calculation contemplated under this article.

7) USE AND ENJOYMENT
The Premises shall be used for general office use and for no other purposes. Tenant shall, at Tenant’s expense, comply with all laws, rules, regulations, requirements and ordinances existing or hereafter enacted or imposed by any governmental authority having jurisdiction over the Premises, the Building, Landlord or Tenant applicable to Tenant and Tenant’s particular use of the Premises. Landlord warrants that so long as Tenant complies with every covenant of this Lease and is not in default of this Lease, Tenant shall have the right of quiet enjoyment of the Premises insofar as from interference from the Landlord or Landlord’s agents. Tenant covenants and agrees that the Premises shall be used for the purposes above mentioned in a careful, safe and proper manner; that it shall not deface or overload the Premises. Tenant shall maintain the Premises, including shampooing of carpeting and cleaning of draperies, at its own expense, in an orderly and sanitary condition. Tenant will not use nor permit the use of any apparatus, noisy or vibration producing equipment, or musical instruments for sounds so reproduced, transmitted or produced which shall be audible or felt beyond the interior of the Premises. Tenant shall be responsible for the costs of repairing or replacing any portion of the Premises or common areas which was damaged by the act or omission of Tenant or its agents, employees or assigns, or their use of the Premises or common areas, normal wear and tear excepted.

8) PARKING SPACES
So long as Tenant shall pay the rent herein provided at the times designated herein for the payment of rent, Landlord shall provide Tenant with one (1) executive parking space and 13 unreserved parking spaces on the property on which the Building is located. (The current executive parking space is shown on the drawing attached hereto as Exhibit C). Tenant, represented by its office manager, shall observe and use its best efforts to enforce the parking regulations as equitably established by Landlord and shall require that invitees shall not, under any circumstances, use parking spaces assigned to other tenants of the Building. Parking spaces will be provided by Landlord for the exclusive use of visitors to the Building. Tenant and its employees or agents shall not, under any circumstances, use the parking spaces designated for visitors. Persistent disregard of these regulations shall constitute a violation of the Lease by the Tenant. Landlord shall use its best efforts to keep all spaces clear of any obstructions.

9) ALTERATIONS AND RENOVATIONS
Tenant shall not make any alterations or renovations to the Premises without the prior written consent of Landlord first obtained, which consent shall not be unreasonably withheld or delayed. Said consent shall not be given until full drawings and specifications detailing proposed changes have been submitted to and approved by the Landlord. It is further agreed that at the termination of this Lease or any extension thereof, Tenant shall have removed said alterations and improvements and the Tenant shall restore the Premises to their former condition, normal wear and tear excepted, or, if allowed by Landlord, leave the improvements in place, in good condition, reasonable wear and tear excepted. At the time of consenting to such alterations or improvements, Landlord shall indicate in writing whether Tenant will be required to remove such alteration or improvement at the end of this Lease. It is understood and agreed that Tenant shall, in making any such alternations and improvements, as well as in its use of the Premises, fully comply with all national and state laws, county ordinances and regulations of public authority, as well as the requirements of the Association of Fire Underwriters or similar governing insurance bodies, all at Tenant’s expense. Tenant covenants, at its own expense, promptly to comply with and do all things required by any notice served upon it or upon the Landlord in relation to said Premises or any part thereof from any department of the State or County, including the Health Department and Building Engineers Office, or the United States, if the same shall be caused by Tenant’s use of the Premises, or any alteration, addition, or change thereof made by Tenant. All renovations and improvements shall be performed by the Landlord or a Landlord approved contractor. (Also see Article 32)

10) LIABILITY INSURANCE
Tenant will keep in force at its own expense, so long as this Lease remains in effect, commercial general liability insurance with respect to the Premises in companies and in form acceptable to Landlord with a combined single limit coverage for bodily injury and/or death to one or more persons and property damage with minimum limits of $1,000,000 for each occurrence and $1,000,000 aggregate. Tenant shall ensure that the Landlord shall be named as an additional insured under said policy and Tenant will further deposit the policy or policies of such insurance or bona fide certificates thereof with Landlord. Said certificate or policy shall stipulate that the Landlord is to be notified by the insurance carrier prior to termination of coverage. If Tenant shall not comply with the covenants made in this Article, Landlord may, at its option, cause insurance as aforesaid to be issued, and in such event, Tenant agrees to pay the premium for such insurance promptly upon Landlord’s demand, which shall be considered additional rent.

11) SUBORDINATION OF LEASE; ATTORNMENT AGREEMENT
Tenant agrees that this Lease and the interest of the Tenant created hereunder shall be subject and subordinate to the lien, operation and effect of all covenants, restrictions, easements and other encumbrances now or hereafter affecting the fee title of the Premises and to all underlying leases and any mortgages or deeds of trust that may now or at any time hereafter be placed on the Premises by Landlord to secure borrowed funds; the term Lease, as used herein, shall include any renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees, at any time hereafter, on demand, to execute any appropriate instrument, release certificate or other documents that may be requested by Landlord for the purpose of subjecting and subordinating this Lease to the lien of any Mortgage or Deed of Trust, whether original or substituted. Anything herein to the contrary notwithstanding, this Lease will not be terminated nor will Tenant’s possession or use of the Premises be disturbed, by reason of any default under or foreclosure of any such Mortgage or Deed of Trust, except an event of default that would entitle Landlord to terminate the Lease or Tenant’s possession. Tenant hereby agrees to join with Landlord and Landlord’s mortgagee in executing an Attornment Agreement in a form satisfactory to Landlord’s mortgagee, which Tenant hereby agrees to do if requested by Landlord or Landlord’s mortgagee. Tenant is willing to subordinate the lien, operation, and effect of this Lease to the lien, operation, and effect of a mortgage in favor of Landlord so long as Tenant is assured that its possession of the Premises shall not be disturbed solely on the basis of said subordination.

12) ESTOPPEL CERTIFICATES
Each party agrees at any time, and from time to time, upon written request by the other party, to execute, acknowledge and deliver to such other party a statement in writing certifying that this Lease is unmodified and in full force and effect (or, if there have been any modifications, that the same is in full force and effect as modified, and stating the modifications), and the dates to which rent and other charges have been paid, and whether there is any existing notice of default served by such other party, it being intended that such statement delivered pursuant to this Article may be relied upon by a prospective purchaser or mortgagee of the reversion or the leasehold.

13) INDEMNIFICATION AND EXCULPATION
Tenant shall indemnify Landlord and save it harmless from and against any and all claims, actions, damages, liability and expense in connection with loss of life, personal injury and/or damage to property arising from or out of the occupancy and use by Tenant, subtenants or assignees, of the Premises, or any part thereof or any other part of Landlord’s property, or occasioned wholly or in part by any act or omission of Tenant, its agents, contractors, guests or employees, except that said damage or injury was caused by the negligence or willful misconduct of the Landlord or its agents, contractors, invitees or employees.. Tenant further agrees that Landlord shall not be responsible or liable for damages or injuries to the person or property of the Tenant or its employees, agents, invitees, and contractors, including damages to the Premises or to any other person or to Tenant’s business caused directly or indirectly by water damage, theft, fire or other casualty, or any cause whatever, except that said damage or injury was caused by the negligence or willful misconduct of the Landlord or its agents, contractors, invitees, or employees, and then, only to the extent that the loss is not covered by the Tenant’s insurance.

14) BANKRUPTCY OF TENANT
If any sale of Tenant’s interest in the Premises created by this Lease shall be made under execution or similar legal process, or if Tenant shall petition to be adjudicated as bankrupt or insolvent, or if a receiver or trustee shall be appointed for its business or property, or if a corporate reorganization of Tenant or an arrangement with its creditors shall be approved by a court order under the Federal Bankruptcy Act, or if Tenant shall make an assignment for the benefit of creditors, or if in any other manner the Tenant’s interest under this Lease shall pass to another by operation of law, then, in any of said events, Tenant shall be deemed to have breached a material covenant of this Lease and Landlord may, at its option, re-enter the Premises and declare this Lease and the tenancy hereby created terminated, but notwithstanding such termination, Tenant shall remain liable for all rent or damages which may be due at the time of such termination and, further, shall be liable for any damages as set forth under Article 16.

15) DEFAULT PROVISIONS
The following events shall be deemed a default of this Lease by Tenant:

    a) Failure of Tenant to pay rent required to be paid under this Lease for a period of five (5) days or more from the date when it was due hereunder. Failure of Tenant to pay additional rent or any other sum of money required to be paid under this Lease for a period of fifteen (15) days or more from the date when it was due hereunder

    b) Failure by Tenant to pay any installment of base rent within five (5) days of due date three or more times during twelve (12) consecutive months during the term of this Lease.

    c) Failure by Tenant to comply with any other covenant or condition, other than the covenants to pay any installment of base rent or additional rent, of this Lease within ten (10) days of notice from Landlord, unless compliance requires a longer period of time, in which case Tenant shall not be considered in default, if it has commenced performance promptly and is diligently and in good faith pursuing its cure until its timely resolution.

    d) Deleted

    e) Deleted

    f) The filing of a tax lien, attachment, execution or other judicial seizure against Tenant's property which is not bonded or discharged within thirty (30) days of the date said lien, attachment, execution or seizure if filed.

    g) Commencement of action or proceeding for the liquidation or dissolution of Tenant or the appointment of a trustee or receiver of the Tenant's property, whether instituted by or against the Tenant, if not discharged or bonded within thirty (30) days of commencement of said action or proceeding.

16) REMEDIES
Upon the occurrence of an event of default, Landlord shall have the following remedies, as well as any other legal means of redress then available.

    a) Landlord shall have the right to terminate this Lease and immediately repossess the Premises and further be entitled to recover as damages the total amount of the following:

        (1) all direct and verifiable costs to recover the Premises, including all standard legal fees and costs of suit, and

        (2) any unpaid rent earned at the time of termination, plus interest, computed at the greater of: (i) eighteen percent (18%) per annum, or (ii) at 4% over the then current prime rate used by Allfirst Bank, (i.e. prime is 8‰+4‰ = 12‰ ‹ 18‰ therefore 18%)

    b) Without terminating this Lease, Landlord may reenter and attempt to relet the Premises, by legal process without liability to Tenant (which liability is hereby expressly waived). In the event of reletting by the Landlord as the agent of the Tenant, the reletting shall be on such terms, conditions and rentals as the Landlord may deem proper and the proceeds that may be collected from the same, less the expense of recovering the Premises and reletting, including any broker's commissions, all standard costs and legal fees, shall be applied against the amounts due by Tenant, as outlined under items a) (1)-(3) of this Article, and the Tenant shall remain liable for any balance not covered by the proceeds of said reletting. Such reletting shall not operate as a waiver or postponement of any right of the Landlord against the Tenant.

    c) In addition to the rights and options aforementioned, Landlord shall have any and all rights which may be available to it at the time of a default, whether by statute, ordinance, rule of court, common law, at law or in equity. All rights and remedies shall be cumulative, and none shall exclude any other remedies or rights.

17) LANDLORD'S RIGHT TO CURE
On the occurrence of an event of default, Landlord without thereby waiving the event of default, may, at Landlord’s sole option, elect to perform the same for the Tenant at Tenant’s expense, without prior notice in cases of emergency (but Landlord shall use its best efforts to notify Tenant as soon as practicable under the circumstances) and with ten (10) days written notice in all other cases. Landlord may enter Premises to perform under this Article without incurring any liability to Tenant or anyone claiming through Tenant, and any reasonable costs incurred by Landlord in so doing shall be considered as Additional Rent.

18) INABILITY TO PERFORM
This Lease and the obligations of the Tenant hereunder, including the payment of rent, shall not be affected by Landlord’s inability to fulfill any of its obligations under this Lease or to provide any service to be supplied by it under the terms of this Lease, if Landlord is prevented or delayed from so doing by reasons or circumstances beyond Landlord’s control. Landlord shall not be liable for interference with any services provided to Tenant by others for any reason or circumstance beyond Landlord’s control. This Article shall not impose any obligations upon the Landlord that are not specifically stated elsewhere in this Lease.

19) ASSIGNMENT AND SUBLETTING
Tenant warrants for itself and permitted successors and assigns that it will not assign or otherwise transfer, mortgage or otherwise hypothecate this Lease or their rights hereunder, or will it sublet the Premises or any part thereof or permit anyone other than the Tenant to occupy the Premises, or permit the transfer of this Lease by operation of law, without the prior written consent of the Landlord first obtained. Landlord may not unreasonably withhold, delay or condition such consent, and any consent given shall not constitute consent to subsequent assignments or sublets. Any transfer without Landlord’s consent shall be null and void. Notwithstanding any contrary provision in this Lease, Tenant may assign this Lease or sublease part or all of the Premises without Landlord’s consent to (a) any corporation, partnership, or other entity that controls, is controlled by, or is under common control with, Tenant; as long as nature of use does not change; or (b) any corporation resulting from the merger or consolidation with Tenant or to any entity that acquires all of Tenant’s assets as a going concern of the business that is being conducted on the Premises, as long as the assignee or subtenant is a bona fide entity and assumes the obligations of Tenant. As long as Tenant is a corporation the outstanding voting stock of which is listed with NASDAQ or other “national securities exchange” (as defined in the Securities Exchange Act of 1934), the transfer by sale, assignment, bequest, inheritance, operation of law, or other disposition of any part or all of the corporate shares of Tenant shall not constitute an assignment for purposes of this Lease.

        If the Tenant wishes to transfer this Lease in whole or in part, Tenant shall submit to Landlord in writing the following items; the name and address of the proposed transferee, a detailed statement of the proposed transferee’s business including financial references and information concerning the financial condition of the proposed transferee, and a copy of the proposed assignment or sublease document. If Landlord grants permission to transfer said Lease, Tenant shall provide an additional copy of the transfer document, fully executed by Tenant and transferee, within 30 days of consent by Landlord. Tenant shall further warrant that the Landlord shall have no liability for any costs to create said transfer, including but not limited to, realtor’s commissions, renovation costs, etc.

20) LANDLORD'S SERVICES - GROSS
Landlord agrees, as long as no event of default exists, to furnish to Tenant adequate heat and air conditioning for the Premises; toilet facilities on each floor for the use of the employees, customers and other invitees of tenants leasing office space; janitorial service for the Premises each week night (holidays recognized by federal government excluded); electricity for lighting purposes and convenience outlets in the Premises; and elevator service; except that heat, air conditioning (HVAC service) and elevator service shall be furnished only between the hours of 6:00 a.m. and 7:00 p.m., Monday through Friday and Saturday from 8:00 a.m. until 1:00 p.m. (Sundays and holidays recognized by the federal government excluded) (standard hours), and when, in the sole non capricious judgment of Landlord, the weather requires HVAC service, except that at least one (1) elevator shall be available at all times. Landlord shall provide all such services in a manner consistent with the level of services provided by landlords of comparable office buildings in the Baltimore metropolitan area. Tenant and its agents, contractors, employees, and invitees shall have access to the Premises 24 hours per day, seven days per week.

        If Tenant requires consistent use of the Premises during hours other than the standard hours (the “extra hours”), a special arrangement must be made by Tenant with Landlord in written form, mutually agreed with the parties, prior to use of the Premises during the “extra hours”. Landlord shall be paid $23.00 per hour for HVAC service as invoiced, for “extra hours” only beyond 9:00 p.m. weekdays and 1p.m. Saturday, all day Sundays and holidays (as defined above). Any special equipment, such as but not limited to, large duplicating, printing, coffee making, computer or data processing equipment, electric range, etc., used by the Tenant, thereby causing a greater use of “normal” electricity, heat or air conditioning, shall require the prior written permission of the Landlord (which permission shall not be capriciously withheld or delayed) with specific arrangements for Landlord’s appropriate compensation for the additional operating costs required to support such special equipment. (By “normal” for equipment, it is deemed that a piece of equipment that consumes more than ten (10) amperes at 120 volts exceeds the normal criteria or the use of more than three (3) watts per square foot for all of tenant’s equipment).

        Landlord reserves the right to suspend temporarily any service for the purpose of inspection, repair or replacement of the facilities for the same. Landlord, however, shall use its best efforts to minimize disruption or interference to Tenant’s business operations and use and enjoyment of the Premises. In the event of any temporary cessation of any service herein provided, Landlord agrees to use its best efforts to restore the same as promptly as possible; provided, however, that a failure to furnish any service hereunder shall not be construed as constructive eviction of Tenant and shall not justify Tenant in failing to perform any of Tenant’s obligations under this Lease, and shall not give Tenant any claim against Landlord for damages for failure to furnish such service unless such interruption is due to the negligence or willful misconduct of Landlord or its agents, contractors, invitees or employees. Tenant agrees to promptly advise Landlord of any malfunction in any mechanical system within the Premises. Landlord shall maintain all public areas (stairways, parking lot) at its sole expense, except as outlined under Article 7 of this Lease.

21) LANDLORD AND LANDLORD'S LIABILITY
The term Landlord, as used in this Lease, means only the owner, or the mortgagee in possession, so that in the event of any transfer of title to said Premises and the transfer of the security deposit to the successor landlord, the said Landlord shall be and hereby is entirely freed and relieved of all covenants and obligations of Landlord hereunder thereafter accruing, and it shall be deemed and construed as a covenant running with the land without further agreement between the parties or their successors interest, or between the parties and the transferee of title to said Premises, that the transferee has assumed and agreed to carry out any and all covenants and obligations of Landlord hereunder. In consideration of the benefits accruing hereunder, the Tenant for itself, its successors and assigns, agrees that, in the event of a default or breach of any covenant hereunder by the Landlord, no member of Heaver Properties LLC shall be personally responsible for any actual or alleged breach of Landlord’s obligations.

22) HOLDING OVER
In the absence of an executed extension of this Lease, Tenant agrees to vacate the Premises by midnight on the final day of the term stated in Article 2 and Landlord shall be entitled to the benefits of summary proceedings to recover possession of the Premises at the end of the term, as though statutory notice had been given. If Tenant remains in possession of the Premises beyond the expiration date of this Lease, said action shall not be deemed to have extended the term of the Lease or to renew the Lease for an additional term and nothing contained in this Lease shall constitute Landlord’s approval of Tenant’s remaining. If Tenant remains in the Premises beyond the termination date of this Lease, Landlord, at its option, shall consider Tenant to be either a) a “Tenant-At-Will” who shall be liable for rent at the then current market rate as determined by the Landlord or b) a “Tenant-Holding-Over” who shall be liable for rent in the amount of 150% of the last full month’s rate during the term of this Lease plus any additional rent (real estate taxes, utility surcharge, etc.) and shall also be liable for any and all direct verifiable and necessary costs incurred by Landlord as a result of Tenant’s holding over, including but not limited to, all typical legal fees and costs, damages and opportunity costs lost by Landlord and damages incurred by any future tenant who is consequently unable to occupy the Premises.

23) FIRE RESTORATION
It is understood and agreed that in the event said Premises or Building are damaged by fire, storm, elements, or other casualty or act of a public enemy or ordered altered due to deterioration or unsafe condition by duly constituted public authority, but not to such an extent as to render any portion of the Premises or Building untenantable, then the Landlord shall restore said Premises, excepting Tenant’s equipment, as speedily as possible and there shall be no abatement of rent. If said Premises are damaged by or altered due to any of the aforesaid causes, only to the extent as to render them partially untenantable, the Landlord shall restore such Premises so injured or damaged as speedily as possible, and the rent shall be abated proportionately on such part of said Premises as may have been rendered materially untenantable, until such time as such part shall be fit for occupancy, after which the full amount of rent abated as aforesaid shall be payable as hereinbefore set forth. If said Premises are damaged by or altered due to any of the aforesaid causes to such an extent as to render the same materially untenantable, then, Landlord shall promptly restore said Premises so injured or damaged, and the rent shall be wholly abated and forgiven until such time as said Premises shall be fit for occupancy, at which time the rent shall once again be due as stated herein, however, if said Premises shall not be fit for occupancy or shall be materially untenantable within 180 days of said occurrence, or if Landlord estimates that such restoration cannot be completed within 180 days of such occurrence (which estimate Landlord shall provide to Tenant within 60 days of such occurrence), Tenant shall have the option of terminating this Lease.

        Landlord shall have the option of terminating this Lease if the Premises are a) rendered materially untenantable, or b) damaged by causes which are not covered under Landlord’s insurance or if the proceeds from Landlord’s insurance are insufficient to cover the cost of making the necessary repairs or reconstruction or if over fifty percent (50%) of the gross leasable area of the Building is destroyed. Landlord warrants that it will maintain adequate property and casualty insurance. (It is understood for purposes of this Lease that “materially untenantable” means the Premises or the Building have been damaged to such an extent as to prohibit Tenant from conducting its normal business.) In such event, Landlord shall notify Tenant of its election not to rebuild within sixty days of said damage and all rights and benefits under the Lease shall cease as of the date of said notice.

24) EMINENT DOMAIN
If the whole of the Premises or the Building shall be taken under the power of eminent domain, then this Lease shall terminate on the day the Tenant is required to yield to possession thereof and no further rent shall be due hereunder from the date of said yielding of the Premises. If only a portion of the Premises is taken, so as not to materially alter the Premises, the minimum rent and pass through expenses shall be adjusted and Landlord shall make such repairs and alterations as may be necessary in order to restore the part not taken to useful condition proportionately as of the date of said taking and this Lease shall continue in full force. Such taking shall not be deemed a breach of the Landlord’s covenant of quiet enjoyment as contained herein. All compensation awarded for such taking of the fee and the leasehold shall belong to and be the property of Landlord, provided, however, that Landlord shall not be entitled to any portion of the award made to Tenant for loss of business and for the cost of removal of stock and fixtures. Tenant shall have no claim against Landlord arising out of the taking or condemnation, cancellation of lease, for any portion of the award resulting from said taking, for the value of the unexpired term of the Lease, or for any property other than the Tenant’s personal property lost through condemnation.

25) LANDLORD'S ACCESS
The Landlord reserves the right to enter the Premises, with prior notice to Tenant, where possible, for the purposes of inspection or to make improvements, repairs, or for any other purpose which Landlord considers necessary to operate the Building, without incurring any liability to Tenant, other than liability for personal injuries or damages caused by Landlord or its agents, invitees, employees or assigns, during normal business hours, except in cases of emergency, when Landlord can enter at anytime (but Landlord shall use its best efforts to notify Tenant as soon as practicable under the circumstances). Tenant hereby agrees not to place any new locks or to rekey any locks in or on the Premises without Landlord’s prior approval and shall provide Landlord with all keys to enter upon any portion of the Premises. It is further agreed that Landlord shall have the right to show the Premises during the period of nine (9) months prior to the expiration of this Lease to any persons who may be interested in leasing the Premises and that the Tenant shall permit the Premises to be shown to a mortgagor’s agent or to prospective purchasers of the Building. During any such entry, Landlord shall use its best efforts to minimize disruption or interference to Tenant’s business operations and use and enjoyment of the Premises.

26) REMEDIES CUMULATIVE
No mention in this Lease of any specific right or remedy shall preclude Landlord from exercising any other right or from having any other remedy, or from maintaining any action to which it may otherwise be entitled either at law or in equity; and the failure of Landlord to insist in any one or more instances upon a strict performance of any covenant of this Lease or to exercise any option or right herein contained shall not be construed as a waiver or relinquishment for the future of such covenant, right or option, but the same shall remain in full force and effect unless the contrary is expressed in writing by the Landlord. Tenant’s liability hereunder shall not end with Landlord’s execution of a new lease for all or any portion of the Premises or the acceptance of rent by any subtenant or assignee.

27) NOTICES
It is mutually agreed that any notice required or permitted by this Lease, to be given by either party to the other, may be either personally delivered or sent by certified or registered mail, properly addressed and prepaid, to the address of the parties provided herein, unless another address shall have been substituted for such address by written notice, the date of so depositing (which shall be evidenced by the postmark) or date of personal delivery, being the date of giving such notice:

         Landlord:         Heaver Properties LLC
                           Suite 707   Heaver Plaza
                           1301 York Road
                           Lutherville, Maryland   21093-6080

         Tenant:           EarthShell Corporation
                           Suite 200 Heaver Plaza
                           1301 York Road
                           Lutherville, Maryland  21093

         Copy to:          Venable, Baetjer and Howard, LLP
                           1800 Mercantile Bank & Trust Building
                           Two Hopkins Plaza
                           Baltimore, Maryland   21201-2978
                           Attn:  Kevin L. Shepherd, Esquire.

28) SUCCESSORS AND ASSIGNS
This Lease and the covenants and conditions herein contained shall inure to the benefit of and be binding upon the Landlord, its successors and assigns, and shall be binding upon the Tenant, its successors and assigns, and shall inure to the benefit of Tenant and only such assigns of Tenant to whom the assignment by Tenant has been consented to by Landlord or assigns of Landlord under provisions of Article 19 of this Lease.

29) APPLICABLE LEGAL ISSUES
This Lease shall be construed under the laws of Baltimore County and the State of Maryland wherein the Premises are situated. Landlord and Tenant hereby agree to waive trial by jury in any action, proceeding, claim or counterclaim between Landlord and Tenant on any matter directly or indirectly arising from this Lease, the relationship between Landlord and Tenant, the use and occupancy of the Premises, or any damages or claims regarding this Lease. It is understood that if two (2) or more parties shall execute this Lease as Tenant, the liability of each party under this Lease shall be joint and several. If Landlord shall pay any monies, or incur any expenses in connection with the violation, breach or default of any covenants herein set forth, the amounts so paid or incurred shall, at Landlord’s option, be considered additional rentals; payable by Tenant promptly upon receipt of said notice of expense, and shall be collected or enforced as provided by law in respect of rentals. Time is of the essence in the performance of each and every one of each party’s responsibilities under this Lease.

30) RECORDING
It is understood and agreed that this Lease may be recorded and that the costs of recording shall be paid by the party requesting the recording. If the mortgagee requires this Lease to be recorded, Tenant hereby agrees to execute any appropriate documents to facilitate said recording.

31) RULES AND REGULATIONS
Tenant, its employees, agents and assigns, agree to comply with the Rules and Regulations with respect to the Premises and Building which are set forth at the end of this Lease as Exhibit B and are expressly made a part hereof. Landlord shall have the right to make non- capricious, unilateral additions and amendments thereto from time to time that do not impose any monetary obligation on Tenant, its employees, agents and servants, and Tenant, its employees, agents and servants agree to comply with such additions and amendments after notice from Landlord.

32) IMPROVEMENTS
The Premises are being leased to the Tenant on an "AS IS" basis except as to the following:

     (A) By no later than September 15, 2000, Landlord will perform, at its expense and in a good and workmanlike manner, the work itemized below:

          1) Create reception area; remove existing demising wall between two offices in southwest corner of suite to create one large office with one door

          2) Repair existing cabinets in kitchen; furnish and install new building standard counter top; and furnish and install door at kitchen entrance

          3) Furnish and install new building standard carpet throughout; furnish and install new building standard VCT in kitchen; remove existing wood paneling and wall covering and repaint all painted surfaces; furnish and install new building standard miniblinds on windows; and repair and/or replace ceiling tiles throughout, as required; repair and or replace lighting fixtures as required

     (B) Tenant will be responsible for the cost and implementation of the items listed below and will, if Landlord performs said work, reimburse it promptly upon substantial completion as invoiced.

          1) All computer and telephone cabling and wiring

33) CAPTIONS AND HEADINGS
The captions and headings throughout this Lease are for convenience and reference only and the words contained therein shall in no way be held or deemed to define, limit, describe, explain, modify, amplify or add to the interpretation, construction, or meaning of any provision of the scope or intent of this Lease nor in any way affect this Lease. Whenever herein the singular number is used, the same shall include the plural where the context so requires, and vice versa.

34) OPTION TO EXTEND TERM
Tenant shall have the option to extend the original term of this Lease for a period of three (3) years, commencing on the day following the expiration of the original term, so long as this Lease is in effect then and no event of default exists at the time of notice required hereunder or any other time from said notice through the expiration of the original term. The base rent for the first year of said extended term shall be based on prevailing market rates for comparable space in the Building at that time (as determined by Landlord) and shall become the new base rent for the extension term. Landlord shall advise Tenant by no later than October 1, 2002 of the amount of the base rent for the extended term. Tenant shall have the right to exercise such option by written notice to Landlord by no later than December 1, 2002. Once exercised, such option shall be irrevocable. Tenant shall have no further right to extend this Lease than the one time outlined hereunder. All provisions of this Lease shall remain in effect during said extension except as modified hereunder.

35) ENTIRE AGREEMENT
This Lease contains the entire agreement between the parties, and any executory agreement hereafter made shall be ineffective to change, modify, discharge or effect an abandonment of it in whole or in part unless such executory agreement is in writing and signed by the party against whom enforcement of the change, modification, discharge or abandonment is sought.

36) SECURITY DEPOSIT
Tenant, concurrently with the execution of this Lease, shall deposit with Landlord the sum of Ten Thousand Eight Hundred Ninety-eight Dollars and Sixteen Cents ($10,898.16) the receipt of which is hereby acknowledged by Landlord, which shall serve as a security deposit. On prior written notice to Tenant, Landlord shall have the right to apply this deposit towards curing any breach of this Lease. If Landlord so elects to use said deposit in this fashion, said monies used shall be deemed Additional Rent and Tenant shall be responsible for paying Landlord the amount needed to restore said deposit to its original level upon demand. To the extent permitted by law, Landlord shall be entitled to full use of said deposit and shall not be required to maintain said deposit in a separate account nor to pay Tenant any interest on account thereof.
Landlord shall return the security deposit to Tenant within thirty (30) days after the expiration or earlier termination of this Lease.

37) BROKER WARRANTY
Tenant represents that Tenant has dealt directly with, and only with, MANEKIN BROTHERS ABESHOUSE, LLC (“MBA”) and COLLIERS PINKARD as brokers in connection with this Lease (collectively the “brokers”), and that insofar as Tenant knows, no other broker negotiated this Lease or is entitled to any commissions in connection with it. Landlord represents to Tenant and Tenant represents to Landlord that Landlord has dealt directly with the Brokers and that insofar as either party knows, no other broker negotiated this Lease or is entitled to any commissions in connection with it. Each party shall hold the other harmless from and indemnify the other party for any costs incurred by the other party arising out of any other broker’s claim that such other broker has assisted either party hereto with respect to this Lease, unless claim is valid in which case the party responsible will bear all costs associated with said defense or action. Landlord covenants and agrees to pay MBA a full brokerage commission in connection with this Lease, and that Landlord shall compensate its broker, Colliers Pinkard, in accordance with the agreement between Landlord and Colliers Pinkard.

38) PREMATURE TERMINATION
Notwithstanding anything to the contrary contained in this Lease, and if Tenant is not in default at time of notice to Landlord or at any time from date of notice until September 30, 2003, Tenant shall have a one-time option to terminate this Lease (“termination option”) in accordance with the following terms and conditions:

    A) If Tenant desires to exercise the Termination Option, Tenant shall give Landlord irrevocable written notice (“termination notice”) of Tenant’s exercise of this Termination Option by no later than 90 days before the “Termination Date”. The Termination Date may be at the end of any month between September 1, 2001 and April 30, 2003. The Termination Date shall be the date on which this Lease shall terminate and be of no further force or effect.

    B) For such premature Termination Notice to be effective, it must be accompanied by the termination fee in an amount equal to two (2) monthly installments of the then current Rent, plus any unamortized costs born by Landlord under Article 36 or 32 based upon a 6 year amortization schedule, which shall be payable only in cash or certified funds. If Tenant exercises the Termination Option, Tenant covenants and agrees to surrender full and complete possession of the Premises to Landlord on or before the Termination Date in accordance with the provisions of this Lease.

    C) If Tenant properly and timely exercises the Termination Option and properly and timely satisfies all other monetary and non-monetary obligations under this Lease, this Lease shall cease and expire on the Premature Termination Date with the same force and effect as if the Termination Date were the date originally provided in this Lease as the expiration date of the term hereof.

39) FACSIMILE SIGNATURES; COUNTERPARTS
Signatures to this Lease transmitted by telecopy shall be valid and effective to bind the party so signing. Each party agrees to promptly deliver an execution original to this Lease with its actual signature to the other party within 15 days of said execution, it being expressly agreed that each party to this Lease shall be bound by its own telecopied signature and shall accept the telecopied signature of the other party to this Lease. The Lease bearing the original signatures shall be the final and valid copies, and it shall exactly duplicate the faxed signature versions.

RULES & REGULATIONS

1. Tenant shall not obstruct or permit its agents, employees, contractors, etc. to obstruct, in any way, the sidewalks, entry passages, corridors, halls, or stairways of the Building, or use the same in any other way than as a means of passage to and from the Premises; bring in, store, test or use any materials in the Building which could cause a fire or an explosion or produce any fumes or vapor; make or permit any improper noises in the Building; throw substances of any kind out of the windows or doors, or down the passages of the Building, or in the halls or passageways; sit on or place anything upon the window sills; or clean the windows.

2. Water closets, urinals and lavatories shall not be used for any purpose other than those for which they were constructed; and no towels, sweepings, rubbish, ashes, newspaper or any other substances of any kind shall be thrown into them. Waste and excessive or unusual use of water is prohibited.

3. Tenant shall not (i) obstruct the windows, doors, partitions and lights that reflect or admit light into the halls or other places in the Building, or (ii) inscribe, paint, affix or otherwise display signs, advertisements or notices in, on, upon or behind any windows or on any door, partition or other part of the interior or exterior of the Building without the prior written consent of Landlord (which consent shall not be delayed). If such consent be given by Landlord, any such sign, advertisement, or notice shall be inscribed, painted or affixed by Landlord, or a company approved by Landlord (which approval shall not be delayed), but the cost of the same shall be charged to and be paid by Tenant and Tenant agrees to pay the same promptly, within fifteen (15) days after receipt of a reasonably detailed invoice therefore.

4. No contract of any kind with any supplier of towels, water, ice, toilet articles, waxing, rug shampooing, Venetian blind washing, furniture polishing, lamp servicing, cleaning of electrical fixtures, removal of waste paper, rubbish or garbage, or other like service shall be entered into by Tenant, nor shall any vending machine, including 2 burner or commercial coffee maker, of any kind, be installed in the Building, without the prior written consent of Landlord (which consent shall not be delayed).

5. Any electrical work must be approved by Landlord and shall be performed by Landlord or Landlord’s approved contractor (which approval shall not be delayed). Any exposed wiring run through the ceiling space must be in either in conduit or greenfield or utilize Teflon covered wire, as all ceilings are return air plenums.

6. No additional lock or locks shall be placed by Tenant on any door in the Building, without prior written consent of Landlord. Two keys will be furnished to Tenant by Landlord for their suite entrance door and any interior door. Tenant, its agents and employees, shall not change any locks without the prior approval of Landlord and all locks shall be keyed to Landlord’s master system. All keys shall be returned to Landlord at the termination of the tenancy, and, in the event of loss of any keys furnished, Tenant shall pay Landlord the cost thereof.

7. Tenant shall not employ any person or persons other than Landlord’s janitors for the purpose of cleaning the premises, without prior written consent of Landlord (which consent shall not be unreasonably delayed). Except as otherwise provided in the Lease, Landlord shall not be responsible to Tenant for any loss of property from the Premises however occurring, or for any damage done to the effects of Tenant by such janitors or any of its employees, or by any other person or any other cause.

8. No bicycles, vehicles or animals of any kind shall be brought into or kept in or about the Premises.

9. Tenant shall not conduct, or permit any other person to conduct, any auction upon the Premises; manufacture or store goods, wares or merchandise upon the Premises, without the prior written approval of Landlord, except the storage of usual supplies and inventory to be used by Tenant in the conduct of its business; permit the Premises to be used for gambling; make any unusual noises in the Building, permit to be played any musical instrument in the Premises; permit to be played any radio, television, recorded or wired music in such a loud manner as to disturb or annoy other tenants; or permit any unusual odors to be produced upon the Premises. Tenant shall not occupy or permit any portion of the Premises to be occupied as an office for a public stenographer or typewriter, or for the storage, manufacture, or sale of intoxicating beverages, tobacco in any form, or as a food service, barber or manicure shop.

10. No awnings or other projections shall be attached to the outside walls of the Building. No curtains, blinds, shades, or screens shall be attached to or hung in, or used in connection with, any window or door of the Premises, without the prior written consent of Landlord (which consent shall not be delayed). Such curtains, blinds and shades must be of a quality, type, design, and color and attached in a manner approved by Landlord (which approval shall not be delayed).

11. Canvassing, soliciting, and peddling in the Building are prohibited, and Tenant shall cooperate to prevent the same.

12. Tenant, before closing and leaving the Premises, shall ensure that all windows are closed and locked and that all entrance doors are locked, and that all lights and appliances are turned off.

13. The Landlord shall in all cases have and retain the power to prescribe the weight, proper position and manner of support of all safes and all damage done to the Building by taking or putting out any safe or other freight, or during the time it is in or upon the Premises, shall be repaired at the expense of the Tenant but by contractors or mechanics named by the Landlord. The moving of safes shall occur at such time as the Landlord shall designate and the persons employed to move safes in and out of the Building must be acceptable to the Landlord. No freight, furniture or bulky matter of any description will be received into the building or carried up or down except during hours designated by the Landlord. There shall not be used in the Premises or in the Building, either by Tenant or by others in the delivery or receipt of merchandise, any hand trucks except those equipped with rubber tires and side guards.

14. Landlord shall have the right to prohibit any advertising by Tenant which in Landlord’s opinion tends to impair the reputation of the Building or its desirability as a building for offices, and, upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising. A number of “Visitor Parking” spaces shall be available for the benefit of Tenant’s invitees or callers to be used in common with other Tenants of the Building. Under no circumstances are “Visitor Parking” spaces or other “assigned” spaces to be used by the Tenant or any of its employees. Persistent disregard of the Landlord’s regulations on parking by the Tenant or his employees shall constitute a violation of the Lease.

15. Except as otherwise provided in the Lease, Landlord shall not be responsible for interrupted heat, air conditioning, electrical, plumbing or light supply, nor for any accident in the operation of these systems, provided that such interruption is not caused by Landlord or Landlord’s agents, employees, or contractors negligence or willful misconduct.

16. Tenant shall list all equipment permanently affixed to Premises on Tenant’s letterhead, or a blank which will be furnished by Landlord. Such list shall be presented at the office of the Building for approval before such articles are taken from the Building.

17. Landlord hereby reserves to itself any and all rights not granted to Tenant hereunder, including, but not limited to, the following rights which are reserved to Landlord for its purposes in operating the Building:

(a) the exclusive right to the use of the name of the Building for all purposes, except that Tenant may use the name as its business address and for no other purpose;
     (b) the right to change the name or address of the Building, without incurring any liability to Tenant for doing so;
     (c) the right to install and maintain a sign or signs on the exterior of the Building;
     (d) the exclusive right to use or dispose of the use of the roof of the Building;
     (e) the right to limit the space on the directory of the Building to be allotted to Tenant; (Tenant, however, shall have directory space as permitted in an equitable fashion to all tenants in the Building).
     (f) the right to grant to anyone the right to conduct any particular business or undertaking in the Building;
     (g) the right to assign parking spaces and establish vehicle and personnel traffic flow patterns and regulations.

18. Tenant shall at no time attempt to solicit the leasing, or exchanging, of building space with other tenants or parties, without first obtaining specific written approval from the Landlord.

IN WITNESS WHEREOF, each party hereto has executed this Agreement by causing it to be signed by a duly authorized representative, on the day and year stated in the commencement.

WITNESS:                  LANDLORD: HEAVER PROPERTIES, LLC
/s/ illegible                      /s/ Allan B. Heaver                   (SEAL)
                                   Allan B. Heaver, Managing Member

WITNESS:                  TENANT:           EarthShell CORPORATION
/s/ illegible                      /s/ Vincent J. Truant                 SEAL)
                                   Sr. Vice President

STATE OF MARYLAND, COUNTY OF BALTIMORE, TO WIT:

I HEREBY CERTIFY that on this 24 day of August 2000, before me, a Notary Public of the State aforesaid, personally appeared Allan B. Heaver, known to me (or satisfactorily proven) to be the person whose name is subscribed to the within instrument, who signed the same in my presence and acknowledged that he executed the same for the purpose therein contained.

WITNESS my hand and Notarial Seal.
Janice M. Marety
          Notary Public
My commission expires: 10/1/01

STATE OF MARYLAND COUNTY OF BALTIMORE TO WIT:

I HEREBY CERTIFY that on this 23 day of August, 2000, before me, the subscriber, a Notary Public of the State aforesaid, personally appeared Vincent Truant who acknowledged himself to be the duly authorized representative of EarthShell Corporation, and that as such, executed by signing in my presence, the foregoing instrument for the purposes therein contained.

WITNESS my hand and Notarial Seal.
Janice M. Marety
          Notary Public
My commission expires: 10/0/01

Exhibit A

Drawing: Outline of offices

Heaver Plaza - Second Floor
Suite 200

Exhibit C

Drawing: Outline of Executive Parking Spaces

Heaver Plaza - Second Floor
Suite 200

SUMMARY

HEAVER PLAZA LEASE

LANDLORD:                           HEAVER PROPERTIES, LLC
                                    FEDERAL ID # 52-1437213

TENANT:                             EarthShell CORPORATION

PREMISES:                           SUITE 200, HEAVER PLAZA

BASE RENT:                          $65,388.96/ANNUAL  $5,449.08/MONTHLY
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ANNIVERSARY DATE:                   OCTOBER 1

ANNUAL ESCALATION:                  3%

R.E. TAX:                           2.99%

COMMENCEMENT DATE:                  SEPTEMBER 15, 2000

TERMINATION DATE:                   SEPTEMBER 30, 2003

TERM:                               3 YEARS AND ONE HALF MONTH WITH
                                    ONE 3 YEAR OPTION

PARKING SPACES:                     14

CSL INSURANCE LIMIT:                $1,000,000
- ----------------------------------------------------------------------

NOTICE:           HEAVER PROPERTIES, LLC
                  SUITE 707, HEAVER PLAZA
                  1301 YORK ROAD
                  LUTHERVILLE, MD   21093-6080
                  PHONE: (410) 321-7501  FAX:  (410) 321-5679

TENANT:           EarthShell CORPORATION
                  SUITE  200, HEAVER PLAZA
                  1301 YORK ROAD
                  LUTHERVILLE, MD  21093

COPY TO:          VENABLE, BAETHER AND HOWARD, LLP
                  1800 MERCANTILE BANK & TRUST BUILDING
                  TWO HOPKINS PLAZA
                  BALTIMORE, MD   21201-2978
                  ATTN:   KEVIN L. SHEPHERD, ESQUIRE